Exhibit 10.1

September 17, 2021

RAPID MICRO BIOSYSTEMS, INC.

1001 Pawtucket Blvd. West, Suite 280

Lowell, Massachusetts 01854

Attention: Sean Wirtjes, Chief Financial Officer

Email:

With a copy to:

LATHAM & WATKINS LLP

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Stephen Ranere

Facsimile: (617) 948-6001

Email:

Re:	Payoff Letter

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, the "Loan Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement), by and among Kennedy Lewis Management LP, as collateral agent (in such capacity, “Collateral Agent”), and the lenders party thereto from time to time (the “Lenders”), and Rapid Micro Biosystems, Inc., a Delaware corporation ("Borrower"), and each Guarantor otherwise party thereto from time to time, pursuant to which Collateral Agent and the Lenders have provided certain loans and other financial accommodations to Borrower.

Collateral Agent has been informed by Borrower that Borrower will be terminating in full the Term Loan Commitments, prepaying in full the Term Loans and paying off all of the outstanding Obligations under the Loan Agreement and the other Loan Documents, other than the Surviving Obligations (as such term is defined below).  If received by 2:00 p.m. (Eastern time) on September 17, 2021 (the "Payoff Date"), the amount necessary to pay all of such Obligations (other than the Surviving Obligations) is $28,705,465.30 (the "Payoff Amount", which definition shall include any per diem required below), comprised of (i) $26,159,183.66 in respect of the principal amount of outstanding Term Loans, (ii) $1,831,142.86 in respect of the Prepayment Premium, (iii) $680,138.78 in respect of accrued interest, fees and expenses (other than legal fees and disbursements) on outstanding Term Loans, and (iv) $35,000 in respect of estimated legal fees and disbursements (such legal fees and disbursements described in this clause (iv), the "Legal Expenses").  "Surviving Obligations" means the obligations of Borrower and the other Loan Parties under the Loan Agreement and the other Loan Documents (including, without limitation, any indemnification and reimbursement obligations and any obligations set forth herein) that by the express terms of the Loan Agreement or such other Loan Documents survive the termination of the Loan Agreement or the repayment in full of the Term Loans, including, for the avoidance of doubt, all applicable terms, conditions or other obligations under the Warrants.  If the Payoff Effective Time (defined below) has not occurred by 2:00 p.m. (Eastern time) on the Payoff Date, the Payoff Amount shall be increased by a per diem of $8,719.73 for each additional day or portion thereof after the Payoff Date.  The Payoff Amount (including the per diem amount, if applicable) assumes (i) no change in the operative interest rates after the date hereof and (ii) no additional borrowings (or payments) under the Loan Agreement.  Borrower agrees that it shall not request, and the Lenders shall not be required to make, any additional extensions of credit under the Loan Agreement on or after the date of this letter.

This letter confirms that immediately upon, and effective as of, receipt by (A) Collateral Agent and each Lender (or its counsel with respect to the Legal Expenses) of its respective Pro Rata Share of the Payoff Amount (including the per diem, if applicable) by wire transfers to the accounts set forth on Exhibit A hereto, and (B) Collateral Agent of a copy of this letter agreement duly executed by Borrower (the "Payoff Effective Time"), notwithstanding any provision of the Loan Agreement or the other Loan Documents:  (i) all liens and security interests granted pursuant to the Loan Documents shall be deemed to have automatically been released and terminated in full (the "Collateral Release"), (ii) the Loan Documents (other than the Warrants) shall be automatically terminated, released and discharged in full (except in respect of the Surviving Obligations), and (iii) all Obligations under the Loan Agreement and the other Loan Documents (other than the Warrants and the other Surviving Obligations) shall be deemed to have automatically been satisfied, released and discharged in full.  Promptly following the Payoff Effective Time, each of the following to be at Borrower's sole expense, (i) Collateral Agent or its designee shall file (and Borrower or its designee is hereby authorized to file on Collateral Agent's behalf) Uniform Commercial Code terminations attached as Exhibit B hereto, (ii) Collateral Agent shall deliver or cause to be delivered to Borrower all possessory collateral in Collateral Agent's possession as collateral for the Obligations, including without limitation the collateral listed on Exhibit C hereto, (iii) Collateral Agent shall execute, deliver and file (and Borrower or its designee is hereby authorized to file on Collateral Agent's behalf) any applicable trademark, patent or other intellectual property releases in connection with the Collateral Release (including with respect to that certain Intellectual Property Security Agreement, dated as of May 14, 2020 (as amended, modified or supplemented from time to time prior to the date hereof), made by Borrower in favor of Collateral Agent, and filed with the United Stated Patent and Trademark Office), (iv) Collateral Agent shall execute and deliver terminations and releases of any deposit account control agreements (including without limitation that certain Deposit Account and Sweep Investment Control Agreement, dated as of June 12, 2020, by and among Wells Fargo Bank, National Association, Collateral Agent and Borrower), securities account control agreements (including without limitation that certain Account Control Agreement, dated as of June 12, 2020, by and among Wells Fargo Clearing Services, LLC, Collateral Agent and Borrower), landlord waivers (including without limitation that certain Landlord Consent and Agreement, dated as of August 14, 2020, by and among Farley White Pawtucket, LLC, Collateral Agent and Borrower), and letters to warehousemen entered into in connection with the Term Loans or the Loan Documents, in each case pursuant to the applicable terms thereof, and (v) Collateral Agent agrees, at Borrower's sole expense, to take all additional steps reasonably requested by Borrower as may be necessary to effectuate the Collateral Release.  Notwithstanding anything to the contrary herein, Borrower shall continue to be obligated with respect to the Surviving Obligations and the expenses referred to in the immediately preceding sentence.

Borrower agrees to pay Collateral Agent for all reasonable and documented out-of-pocket costs and expenses incurred by Collateral Agent in connection with the matters referred to in this letter, and Borrower acknowledges that each of Collateral Agent's actions with respect to the Collateral Release and Collateral Agent’s execution of and/or delivery of any documents releasing any security interest or claim in any property of Borrower are made without recourse, representation, warranty or other assurance of any kind by Collateral Agent as to Collateral Agent's or any Lender's rights in any collateral security for amounts owing under the Loan Agreement and the other Loan Documents, the condition or value of any Collateral, or any other matter.

If any payment or transfer (or any portion thereof) to Collateral Agent or any Lender shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be returned or repaid, whether in bankruptcy, reorganization, insolvency or similar proceedings involving a Loan Party or otherwise, then such payment or transfer shall immediately be reinstated, without need for any action by any Person, and shall be enforceable against such Loan Party and its successors and assigns as if such payment had never been made (in which case this letter agreement shall in no way impair the claims of Collateral Agent or any Lender with respect to such payment or transfer).

Further, notwithstanding any terms of this letter to the contrary, all equity interests and warrants of Borrower or any of its affiliates held by Collateral Agent, any Lender or any of their respective Affiliates (including, for the avoidance of doubt, the Warrants), and any ancillary agreements directly related thereto, shall remain in full force and effect and shall not be discharged or affected by this letter.

Each of Borrower and each other Loan Party, for itself and on behalf of its officers, directors, subsidiaries, successors and assigns (collectively with Borrower and each Loan Party, collectively, “Releasors” and, each individually, a “Releasor”), hereby jointly and severally releases, acquits and forever discharges each Releasee (as hereinafter defined) from any and all claims, demands, debts, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever and any and all other liabilities, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown (collectively, “Claims”) that any Releasor now has, ever had or hereafter may have against Collateral Agent or any Lender in any capacity or any of its officers, directors, employees, agents, attorneys, representatives, subsidiaries, affiliates and shareholders (collectively with Collateral Agent and each Lender, “Releasees”) based on any actions, inactions, transactions, or circumstances that have occurred on or before the date of this letter and that relate in any way to (i) any of the Obligations, Loan Documents or Collateral, (ii) any transaction, act or omission contemplated by or described in any Loan Documents or concluded thereunder, or (iii) any aspect of the dealings or relationships between or among any Releasor, on the one hand, and any Releasee, on the other hand, under or in connection with any Loan Document or any transaction, act or omission contemplated by or described in any Loan Document or concluded thereunder.  The provisions of this paragraph shall survive the termination of this letter or any Loan Document and payment in full of the Obligations.  Each of Borrower and each other Loan Party, for itself and on behalf of the other Releasors, hereby unconditionally and irrevocably agrees that it will not sue any Releasee on the basis of any Claim released, remised and discharged pursuant to the foregoing provisions of this paragraph, and if Borrower or any other Loan Party or any other Releasor violates the foregoing covenant, each of Borrower and each other Loan Party, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and other costs incurred by any Releasee as a result of such violation.  EACH OF BORROWER AND EACH OTHER LOAN PARTY EXPRESSLY WAIVES AND RELEASES ANY AND ALL PROVISIONS, RIGHTS AND BENEFITS UNDER ANY APPLICABLE LAW WHICH, IN THE ABSENCE OF SUCH WAIVER, WOULD BAR ITS RELEASE OF ANY CLAIMS WHICH IT DOES NOT KNOW OF (NOR SUSPECT TO EXIST) IN ITS FAVOR AT THE TIME OF EXECUTING THIS LETTER.

Collateral Agent and the Lenders hereby waive the requirements pursuant to Section 2.2(d)(i) of the Loan Agreement that the Borrower provide Collateral Agent with written notice at least five (5) Business Days prior to the date of any prepayment of the Term Loans.

This letter shall terminate immediately at 2:00 p.m. (Eastern time) on September 24, 2021 if the Payoff Effective Time has not occurred before such time.

This letter shall be governed by the internal laws of the State of New York.  No Loan Party may assign its rights, duties or obligations under this agreement without the prior written consent of Collateral Agent.

No Person other than the Loan Parties, Collateral Agent and the Lenders shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this letter, in each case other than the Releasees.

This letter may be signed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.  One or more counterparts of this letter may be delivered by facsimile or other electronic transmission, with the intention that they shall have the same effect as an original counterpart thereof.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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KENNEDY LEWIS MANAGEMENT LP By: /s/Anthony PasquaName: Anthony Pasqua Authorized Signatory
Sincerely, COLLATERAL AGENT: KENNEDY LEWIS MANAGEMENT LP By: /s/ Anthony PasquaName: Anthony Pasqua Title: Authorized Signatory

Signature Page to Payoff Letter

Acknowledged and Agreed to as of
this 17th day of September, 2021

BORROWER: RAPID MICRO BIOSYSTEMS, INC. By: /s/ Sean Wirtjes Name: Sean Wirtjes Title: Chief Financial Officer

Signature Page to Payoff Letter

Exhibit A

Wire Instructions

Payoff Amount (other than Legal Expenses):

Bank Name:

ABA #:

Account Name:

Account #:

Reference:

Legal Expenses:

Bank:

ABA #:

Account Name:

Account #:

Reference:

Exhibit B

Uniform Commercial Code termination

(See Attached)

Exhibit C

Possessory Collateral

None.